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                            STOCK PURCHASE AGREEMENT

                                 by and between


                                CBS CORPORATION,

                                       and

                             BIG ENTERTAINMENT, INC.





                              Dated August 26, 1999



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                                                                  EXECUTION COPY

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                            STOCK PURCHASE AGREEMENT


           This STOCK PURCHASE AGREEMENT, dated August 26, 1999 (the "Agreement") is by and between CBS CORPORATION, a Pennsylvania corporation with principal offices located at 51 West 52nd Street, New York, New York 10019 ("CBS"); and BIG ENTERTAINMENT, INC., a Florida corporation with principal offices located at 2255 Glades Road, Suite 237 W, Boca Raton, Florida 33431-7383 (the "Company"), for the issuance of stock of the Company. CBS and the Company are sometimes hereinafter referred to as the "Parties".

           1. Authorization and Sale of Shares of Common Stock; Cash Consideration.

           1.1        Authorization.

           (a) In consideration of (i) CBS providing advertising, promotion and content as more fully described in, and in accordance with the terms and conditions of Exhibit A to this Agreement, and (ii) paying the additional consideration to the Company specified in Section 1.1(b) below, the Company has authorized the issuance and sale to CBS of Six million six hundred seventy-two thousand and thirty-one (6,672,031) shares of its common stock, $.01 par value per share (the "Shares"). In addition, the Company shall grant to CBS a warrant (the "Warrant") by which CBS shall be entitled to acquire additional shares (the "Warrant Shares") of the Company in the manner and for the period of time as described in Exhibit B to this Agreement at an exercise price of $10,937,002 (the "Warrant Exercise Price"), $5,468,501 of which is payable in the form of cash and $5,468,501 of which is payable in the form of additional advertising and promotion, to be provided during the 24 month period immediately following exercise of the warrant, under the Advertising and Promotion Agreement attached hereto as Exhibit A. The Shares have the rights and provisions as set forth in the Company's Amended and Restated Articles of Incorporation, as amended from time to time (the "Certificate").

           (b) Cash Consideration. At the Closing, subject to Section 1.1(c) below, CBS shall pay to the Company, in immediately available funds, $5,303,030 in cash, which payment shall be made to an account specified by the Company within three (3) business days prior to the Closing Date.

           (c) Adjustment. The cash payment set forth in Section 1.1(b), payment of a portion of the Warrant Exercise Price specified in Section 1.1(a) and the issuance of a portion of the Shares and the Warrant Shares are contingent on the closing of the proposed transaction among the Company and Baseline II, Inc., Paul Kagan Associates, Inc., Cinema Enterprises Group LLC and Mr. Paul Kagan whereby the Company will issue an aggregate of 710,531 shares, or warrants to purchase shares, of Common Stock of the Company for aggregate consideration of $12,500,000 (the "Baseline Acquisition"). If the Baseline Acquisition has not closed prior to the Closing Date, (i) the number of Shares to be issued to CBS pursuant to Section 1.1(a) shall be reduced by 301,437 shares; (ii) the number of Warrant Shares to be issued pursuant to the Warrant shall be reduced by 53,261 shares; (iii) the Warrant Exercise Price shall be reduced by $937,002; and (iv) CBS shall not be required to make the cash payment specified in Section 1.1(b).

           1.2 Sale and Issuance of the Shares. Subject to the terms and conditions of this Agreement, on the Closing Date, the Company will (a) issue and sell to CBS, and CBS will purchase and receive the number of Shares as indicated in Section 1.1 and (b) grant to CBS, and CBS shall acquire, the Warrant as indicated in Section 1.1.

           2. Closing; Delivery.

           2.1 Purchase and Sale. The closing of the purchase and sale of the Shares shall be held at the offices of CBS Corporation, 51 West 52nd Street, New York, New York 10019, at 11:00 a.m. on a date specified by CBS that is not earlier than two (2) days and not later than ten (10) days following the satisfaction or waiver of the last to occur of the conditions to the Closing set forth in Section 5.

           2.2 Closing. The closing referred to in subsection (a) above is hereinafter referred to as the "Closing" and the date of the Closing is hereinafter referred to as the "Closing Date".

           2.3 Delivery of Shares and Warrant. At the Closing, the Company will deliver to CBS a certificate representing the Shares to be purchased by CBS from the Company and the Warrant. The Certificate and the Warrant shall be issued in the name of CBS or such subsidiary of CBS designated by CBS prior to Closing; provided, however, CBS shall be permitted to designate a subsidiary only if such subsidiary is an "affiliate" (within the meaning of Rule 12b-2 under the Exchange Act) that owns interests in multiple Internet businesses. It shall be a condition to such designation pursuant to this Section 2.3, that after consummation thereof, CBS shall guaranty and remain liable for the performance and observance of this Agreement by its affiliate.

           3. Representations and Warranties of the Company.

           The Company hereby makes the following representations and warranties, each of which is true and correct on the date hereof (except where specifically provided otherwise), and will be true and correct on the Closing Date, and each of which shall survive the Closing Date and the transactions contemplated hereby to the extent set forth in Section 8.3 hereof.

           3.1 Organization, Standing and Power. The Company and its subsidiaries are duly organized, validly existing and in good standing under the laws of their respective jurisdiction of incorporation. The Company and its subsidiaries have full corporate power and authority and possess all governmental franchises, licenses, permits, authorizations and approvals necessary to enable each to own, lease or otherwise hold its properties and assets and to conduct its businesses as presently conducted, including, but not limited to, the ownership and operation of the Company's Internet business and its non-Internet business (collectively, the "Business"), other than such franchises, licenses, permits, authorizations and approvals the lack of which, individually or in the aggregate, have not had and could not reasonably be expected to have a material adverse effect (i) on the business, assets, condition (financial or otherwise) or results of operations of the Business, or
(ii) on the ability of the Company to perform its obligations and to consummate the transactions contemplated by this Agreement and that certain (v) Voting Agreement between the Company, CBS and the other parties thereto, (w) Investors' Rights Agreement between the Company and CBS, (x) Advertising and Promotion Agreement between hollywood.com, Inc., a California corporation ("hollywood.com") and CBS (the "Advertising and Promotion Agreement"), (y) Warrant issued by Company to CBS and (z) Content License Agreement between hollywood.com and CBS (the "Content License Agreement"), each to be dated as of the Closing Date (collectively, the "Ancillary Agreements") (a "Company Material Adverse Effect"). The Company and its subsidiaries are each duly qualified to do business as a foreign corporation in each jurisdiction where the character of the assets held by it or the nature of the Business make such qualification necessary for it to conduct the Business as currently conducted by it except where the failure so to qualify would not have a Company Material Adverse Effect.

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           3.2 Authority; Execution and Delivery; Enforceability. The Company
and its subsidiaries has full power and authority to execute this Agreement and the Ancillary Agreements (to the extent it is a party) and to consummate the transactions contemplated hereby and thereby. The execution and delivery by the Company and its subsidiaries of this Agreement and the Ancillary Agreements (to the extent it is a party) and the consummation by the Company and its subsidiaries of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of the Company and its subsidiaries. The Company and its subsidiaries have duly executed and delivered this Agreement and each Ancillary Agreement (to the extent it is a party), and this Agreement and each Ancillary Agreement constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.

           3.3 Subsidiaries. Except as otherwise set forth on Schedule 3.3 attached hereto, the Company does not control, directly or indirectly, any other corporation, association, limited liability company or any other business entity.

           3.4 Capitalization. (a) The authorized capital stock of the Company consists of (i) 25,000,000 shares of common stock (the "Common Stock"), of which, as of August 23, 1999, 13,668,584 shares of Common Stock were issued and outstanding (each together with common stock purchase rights (the "Company Rights") issued pursuant to the Rights Agreement (the "Rights Agreement"), dated as of August 23, 1996 by and between the Company and American Stock Transfer & Trust Company), and 394,466 shares of Common Stock were issued and held as collateral for lease obligations of the Company; and (ii) one million shares of preferred stock ("Preferred Stock"), designated as follows: (A) 217,600 shares of Series A Variable Rate Convertible Preferred Stock, $6.25 stated value per share, none of which shares, as of the date hereof, are issued and outstanding,
(B) 142,223 shares of Series B Variable Rate Convertible Preferred Stock, $5.21 stated value per share, none of which shares, as of the date hereof, are issued and outstanding, (C) 100,000 shares of 4% $100 Series C Convertible Preferred Stock, $100 stated value per share, none of which shares, as of the date hereof, are issued and outstanding, (D) 1,000 shares of 7% Series D Convertible Preferred Stock, $10,000 stated value per share, 50 of which shares, as of the date hereof, are issued and outstanding and (E) 50 shares of 7% Series D-2 Convertible Preferred Stock, $10,000 stated value per share, none of which shares, as of the date hereof, are issued and outstanding. All issued and outstanding shares have been duly authorized and validly issued and are fully paid and nonassessable. Except as set forth on Schedule 3.4, except for the Company Rights and the Preferred Stock and except as contemplated by this Agreement and the Ancillary Agreements, there are no outstanding rights, warrants, conversion rights or agreements for the purchase or acquisition from the Company of any shares of its capital stock. The Common Stock and the Preferred Stock shall have the rights and provisions as set forth in the Certificate.

           (b) The Common Stock constitutes the only class of equity securities of the Company or its subsidiaries registered or required to be registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

           3.5 No Conflicts; Consents. The execution and delivery by Company of this Agreement and each Ancillary Agreement and the consummation of the transactions contemplated hereby and thereby and compliance by Company with the terms hereof and thereof do not conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or result in the creation of any Lien (as defined in Section 3.8 hereof) upon any of the properties or assets of the Company or any of its subsidiaries under any provision of (i) the Certificate or by-laws of the Company or any of its subsidiaries, (ii) any contract to which the Company or any of its subsidiaries is a party (including, but not limited to, contracts to which the Company or any of its subsidiaries is a party by virtue of assignment or novation) or by which any of their respective properties or assets is bound or (iii) any judgment, order or


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


decree ("Judgment") or statute, law, ordinance, rule or regulation applicable to the Company or any of its subsidiaries ("Applicable Law") or the properties or assets of the Company or any of its subsidiaries, other than, in the case of clauses (ii) and (iii) above, any such items that, individually or in the aggregate, have not had and could not reasonably be expected to have a Company Material Adverse Effect. Except as may be required by the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "H-S-R Act"), no consent, approval, license, permit, order or authorization ("Consent") of, or registration, declaration or filing with, any Federal, state, local or foreign government or any court of competent jurisdiction, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign (a "Governmental Entity") is required to be obtained or made by or with respect to the Company or any of its subsidiaries in connection with the execution, delivery and performance of this Agreement or any Ancillary Agreement or the consummation by the Company of the transactions contemplated hereby and thereby.

           3.6 Authorization.

                     (a) Corporate Action. All corporate action on the part of the Company and its officers and directors necessary for the sale, issuance and delivery of the Shares and the Warrant has been taken or will be taken on or prior to the Closing.

                     (b) Valid Issuance. The Shares and the Warrant Shares, when issued, will be duly authorized and reserved for issuance, validly issued, fully paid and nonassessable, and will be free of any Liens (as defined in Section 3.8) caused or created by the Company; provided, however, that all such shares may be subject to restrictions on transfer under state and/or federal securities laws as set forth herein, and as may be required by future changes in such laws.

                     (c) No Preemptive Rights. Except as contemplated by this Agreement and the Ancillary Agreements, no person has any right of first refusal, first offer, or any preemptive rights in connection with the issuance of Shares or any future issuances of securities by the Company.

           3.7 SEC Reports; Financial Statements. The Company has filed all required forms, reports and documents required to be filed by it ("SEC Reports") with the Securities and Exchange Commission ("SEC") since December 31, 1996, each of which has complied as to form in all material respects with all applicable requirements of the Securities Act of 1933, as amended (the "Securities Act"), and the Exchange Act, each as in effect on the date such forms, reports and documents were filed. None of such SEC Reports, including, without limitation, any financial statements or schedules included or incorporated by reference therein, contained, as of their respective dates (and, if amended or superseded by a filing prior to the date of this Agreement or the Closing Date, then on the date of such filing), any untrue statement of a material fact or omitted to state a material fact required to be stated or incorporated by reference therein or necessary in order to make the statements therein in light of the circumstances under which they were made not misleading. The audited consolidated financial statements of the Company included in the SEC Reports were prepared in accordance with GAAP and present fairly the consolidated financial position of Company and its consolidated subsidiaries as of the dates thereof and their consolidated results of operations and changes in financial position for the period then ended.

           3.8 Company Assets. The Company and its subsidiaries have good and valid title to all assets and properties of the Business (the "Company Assets"), in each case free and clear of all mortgages, liens, security interests, charges or encumbrances of any kind (collectively, "Liens"), except (a) such Liens as are set forth in Schedule 3.8 and (b) Permitted Liens. For purposes of this Agreement, "Permitted Liens" mean (i) mechanics', carriers', workmen's, warehousemen's, repairmen's or other like liens arising in the ordinary course of business, (ii) liens arising under any original purchase price conditional sales contracts and


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

equipment leases with third parties entered into in the ordinary course, (iii) liens for Taxes and other governmental obligations not yet due and payable or which hereafter may be paid without penalty, and (iv) other imperfections of title, restrictions or encumbrances, if any, which liens, imperfections of title, restrictions or other encumbrances do not materially impair the continued use in the Business of the respective owner thereof and operation of the specific assets to which they relate.

           3.9 Proprietary Rights.

                     (a) Except as set forth on Schedule 3.9(a), the Company and its subsidiaries own or possess adequate licenses or other rights to use all patents, trademarks, trade secrets, service marks, trade names, copyrights, inventions, drawings, designs, customer lists, proprietary know-how or information, or other rights with respect thereto (collectively referred to as "Proprietary Rights") used in the Business as currently conducted. Except as set forth on Schedule 3.9(a), the operation of the Business as now conducted does not and will not conflict with or infringe any proprietary rights owned or possessed by any third party.

                     (b) Except as set forth on Schedule 3.9(b), there are no claims, disputes, actions, proceedings, suits or appeals pending against the Company or its subsidiaries with respect to any Proprietary Rights (other than those, if any, with respect to which service of process or similar notice has not yet been made on the Company or any of its subsidiaries), and, to the knowledge of the Company, none has been threatened against the Company or its subsidiaries. To the knowledge of the Company, there are no facts or alleged facts which would reasonably serve as a basis for any claim that the Company or its subsidiaries does not have the right to use all Proprietary Rights in the development, manufacture, use, sale or other disposition of any or all products or services presently being used, furnished or sold in the conduct of the Business.

                     (c) Except as set forth in Schedule 3.9(c), to the knowledge of the Company, the Proprietary Rights have not been infringed by others.

                     (d) Except as set forth in Schedule 3.9(d) and except for content license agreements, data service agreements, affiliate agreements, e-commerce agreements and book licensing agreements entered into in the ordinary course of business, there are no outstanding options, licenses or agreements of any kind relating to the Proprietary Rights, nor is the Company or any of its subsidiaries bound by or a party to any options, licenses or agreements of any kind with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information, proprietary rights and processes of any other person or entity.

                     (e) To the Company's knowledge, all computer programs and technology used by the Company or any of its subsidiaries in the Business, are or will be in sufficient time to avoid any material disruption to the business
(i) free of any "Year 2000 Problem" such that such computer program and technology does not and will not, without requiring any material modifications, experience any malfunctions or other usage problems in connection with the year 2000 (and later years) as distinct from the years 1900 through 1999 and (ii) free of any "bugs" or "viruses" that could materially interfere with the Company's use of such computer programs and technology.

           3.10 Contracts.

                     (a) Except for (i) this Agreement and the Ancillary Agreements, (ii) that certain Agreement and Plan of Merger dated of January 10, 1999, among The Times Mirror Company, Hollywood Online, Inc., Big Entertainment, Inc. and Big Acquisition Corp. (the "HOL Agreement"), that certain Asset


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


Purchase Agreement dated as of March 29, 1999, among Big Entertainment, Inc., CinemaSource, Inc., Brett West and Pamela West and any other contract disclosed therein or in the respective schedules thereto and (iii) the contracts and other agreements listed on Schedule 3.10, neither the Company nor any of its subsidiaries are a party to or bound by any contract that is used, held for use or intended for use in, or that arises out of, the operation or conduct of the Business and that is:

                         (i) an employment agreement or employment contract;

                         (ii) collective bargaining agreement;

                         (iii) a covenant not to compete or other covenant of the Company or any of its subsidiaries restricting the Business;

                         (iv) a contract with (A) any shareholder or affiliate of the Company or any of its subsidiaries or (B) any current or former officer, director or employee of the Company or any of its subsidiaries or affiliates;

                         (v) a lease, sublease or similar contract with any person under which (A) the Company or any of its subsidiaries is lessee of, or holds or uses, any machinery, equipment, vehicle or other tangible personal property owned by any person or (B) the Company or any of its subsidiaries is a lessor or sublessor of, or makes available for use by any person, any tangible personal property owned or leased by the Company, in any such case which has an aggregate liability or receivable, as the case may be, in excess of $100,000;

                         (vi) (A) a contract under which the Company or any of its subsidiaries has borrowed any money from, or issued any note, bond, debenture or other evidence of indebtedness to, any person or
           (B) any other note, bond, debenture or other evidence of indebtedness issued to any person;

                         (vii) a contract (including any so-called "take-or-pay" or "keepwell" agreement) under which (A) any person has directly or indirectly guaranteed indebtedness, liabilities or obligations of the Company or any of its subsidiaries, or (B) the Company or any of its subsidiaries has directly or indirectly guaranteed indebtedness, liabilities or obligations of any other person (in each case other than endorsements for the purpose of collection in the ordinary course of business);

                         (viii) a contract under which the Company or any of its subsidiaries has, directly or indirectly, made any advance, loan, extension of credit or capital contribution to, or other investment in, any person (other than extensions of trade credit in the ordinary course of the Business);

                         (ix) a contract granting a Lien, other than a Permitted Lien, upon any Company Assets;

                         (x) a contract providing for indemnification of any person with respect to liabilities of any current or former business of the Company or any predecessor person;

                         (xi) a contract for the sale of any Company Assets or the grant of any preferential rights to purchase any Company Assets or requiring the consent of any party to the transfer thereof; or


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                         (xii) a contract for any joint venture, partnership,
           limited liability company or similar arrangement.

                     (b) All contracts, plans and agreements to which Company or any of its subsidiaries is a party (either directly or by assignment or novation) are valid, binding and in full force and effect and are enforceable by the Company in accordance with their terms. The Company and its subsidiaries have performed all material obligations required to be performed by them to date under the contracts, and they are not (with or without the lapse of time or the giving of notice, or both) in breach or default in any material respect thereunder and, to the knowledge of the Company, no other party to any such contract is (with or without the lapse of time or the giving of notice, or both) in breach or default in any material respect thereunder. Neither the Company nor any of its subsidiaries has received notice of the intention of any party to terminate any contract listed in any Schedule. Complete and correct copies of all contracts listed in the Schedules, together with all modifications and amendments thereto, have been delivered to or made available for inspection by CBS.

                     (c) Schedule 3.10(c) sets forth each contract with respect to which the consent of the other party or parties thereto is required by virtue of the execution and delivery of this Agreement to avoid the termination thereof, a breach, violation or default thereunder or any other change or modification to the terms thereof, each of which has been obtained.

           3.11 Condition of Properties. All buildings, facilities, machinery, equipment, fixtures, vehicles and other properties owned, leased or used by the Company or any of it subsidiaries (a) are in good operating condition and repair (reasonable wear and tear excepted) and (b) to the Company's knowledge, are being operated in conformity with all applicable building, safety, zoning, environmental, waste and other applicable ordinances, laws and regulations.

           3.12 Permits. The Company and its subsidiaries possess all certificates, licenses, permits, authorizations and approvals ("Permits") issued or granted to the Company or its subsidiaries by Governmental Entities that are necessary or desirable for the conduct of the Business, except for those the non-possession of which would not have a Company Material Adverse Effect. All Permits are validly held by the Company and its subsidiaries, and the Company and its subsidiaries have complied in all material respects with all terms and conditions thereof, except for such non-compliance which would not have a Company Material Adverse Effect. Neither the Company nor any of its subsidiaries has received notice of any proceedings relating to the revocation or modification of any such Permits. None of the Permits will be subject to suspension, modification, revocation or nonrenewal as a result of the execution and delivery of this Agreement.

           3.13 Insurance. The Company and its subsidiaries maintain insurance policies for fire and casualty, liability, Directors' and Officers' liability and miscellaneous professional liability with respect to the Business in such amounts, with such deductibles and against such risks and losses as are, in the Company's judgment, reasonable for the Business. All such policies are in full force and effect, all premiums due and payable thereon have been paid, and no notice of cancellation or termination has been received with respect to any such policy which has not been replaced on substantially similar terms prior to the date of such cancellation. To the knowledge of the Company, the Business has been conducted in a manner so as to conform in all material respects to all applicable provisions of such insurance policies.

           3.14 Sufficiency of the Company Assets. The Company Assets comprise all the assets employed by the Company and its subsidiaries in connection with the Business. The Company Assets are


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sufficient for the conduct of Business immediately following the Closing in substantially the same manner as currently conducted.

           3.15 Taxes.

                     (a) For purposes of this Agreement:

                         "Tax" means (i) any tax, governmental fee or other like
assessment or charge of any kind whatsoever (including any tax imposed under Subtitle A of the Code and any net income, alternative or add-on minimum tax, gross income, gross receipts, sales, use, ad valorem, value added, transfer, franchise, profits, license, withholding tax on amounts paid, payroll, employment, excise, severance, stamp, capital stock, occupation, property, environmental or windfall profit tax, premium, customs, duty or other tax), together with any interest, penalty, addition to tax or other additional amount, imposed by any Governmental Entity (domestic or foreign) responsible for the imposition of any such tax (a "Taxing Authority"), (ii) any liability for the payment of any amount of the type described in clause (i) above as a result of a party to this Agreement being a member of an affiliated, consolidated or combined group with any other corporation at any time on or prior to the date hereof and (iii) any liability of any person with respect to the payment of any amounts of the type described in clause (i) or (ii) above as a result of any express or implied obligation of such person to indemnify any other person.

                         "Code" means the Internal Revenue Code of 1986, as
amended.

                     (b) The Company, and any affiliated group, within the meaning of Section 1504 of the Code, of which the Company is or has been a member, has filed or caused to be filed in a timely manner (within any applicable extension periods) all Tax returns, reports and forms required to be filed by the Code or by applicable state, local or foreign Tax laws. All Taxes shown to be due on such returns, reports and forms have been timely paid in full or will be timely paid in full by the due date thereof. No Tax Liens have been filed and no claims are being asserted in writing with respect to any Taxes.

                     (c) All liabilities of the Company and each of its subsidiaries for Taxes, whether or not due and payable, are fully reserved for in the audited financial statements of the Company included in the SEC Reports for the 12-month period ended December 31, 1998.

                     (d) Neither the Company nor any of its affiliates has made with respect to the Company, or any assets of the Business, any consent under
Section 341(f) of the Code. None of the Company Assets is "tax exempt use property" within the meaning of Section 168(h) of the Code. None of the Company Assets is a lease made pursuant to Section 168(f)(8) of the Internal Revenue Code of 1954.

                     (e) The Company is not a "foreign person" within the meaning of Section 1445 of the Code.

           3.16 Litigation, etc. There is no action, suit or proceeding pending against Company or any of its subsidiaries or to the Company's knowledge, threatened against any of them, that questions the validity of this Agreement or the Ancillary Agreements or the right of the Company or any of its subsidiaries to enter into such agreements or to consummate the transactions contemplated hereby or thereby. Except as set forth in Schedule 3.16, there is no action, suit or proceeding pending against the Company or any of its subsidiaries or, to the Company's knowledge, threatened against the Company or any of its subsidiaries. Neither the Company nor any of its subsidiaries is a party to or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no action,


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

suit, proceeding or investigation by the Company or any of its subsidiaries currently pending or which the Company or any of its subsidiaries currently intends to initiate.

           3.17 Benefit Plans.

                     (a) Except as set forth in Schedule 3.17, neither the Company nor any of its subsidiaries has any "employee pension benefit plans" (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), maintained or contributed to by the Company or its subsidiaries for the benefit of any officers or employees of the Business or "employee welfare benefit plans" (as defined in Section 3(1) of ERISA), bonus, stock option, stock purchase, deferred compensation plans or arrangements and other employee fringe benefit plans maintained, or contributed to, by the Company or any of its affiliates or subsidiaries for the benefit of any officers or employees of the Business ("Benefit Plans").

                     (b) Each Benefit Plan has been operated in accordance with the Applicable Law (including ERISA and the Code), the plan documents and collective bargaining agreements, if any.

                     (c) There are no material undisclosed liabilities in respect of the Benefit Plans with respect to which CBS could be liable.

                     (d) Neither the Company nor any of its subsidiaries have contributed to any multi-employer plans as defined in Section 3(37) of ERISA which would subject CBS to any liability.

                     (e) There is no litigation or administrative or other proceedings involving any Benefit Plan nor has the Company or any of its subsidiaries received any notice that any such proceeding is threatened, in each case that would have or reasonably be expected to have a Material Adverse Effect.

                     (f) No employee or former employee of the Company or its subsidiaries will become entitled to any bonus, retirement, severance, job security or similar benefit or any enhanced benefit solely as a result of the transactions contemplated hereby.

                     (g) None of the Benefit Plans provides for post-employment life or health insurance, benefits or coverage for any participant or any beneficiary of any participant, except as required under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, or as may be offered as individual conversion rights.

           3.18 Absence of Changes or Events. Except as set forth in Schedule 3.18, since June 30, 1999, there has not been any material adverse change in the business, assets, condition (financial or otherwise), results of operations or prospects of the Business, taken as a whole, other than changes relating to the economy in general or the entertainment media, or Internet industry in general, and not specifically relating to the Company. Except as set forth in Schedule 3.18, since June 30, 1999, the Company has caused the Business to be conducted in the ordinary course and in substantially the same manner as previously conducted and has made all reasonable efforts consistent with past practices to preserve the relationships of the Business with customers, suppliers and others with whom the Business deals.

           3.19 Compliance with Applicable Laws. The Company and its subsidiaries are in compliance with all Applicable Laws, including those relating to occupational health and safety and the Workers Adjustment and Retraining Notification Act (or any similar state or local law) ("WARN"), except for such non-compliance which would not have a Company Material Adverse Effect. Neither the Company nor its subsidiaries have received any written or oral communication from a Governmental Entity that alleges that the Business has failed to comply in any material respect with any Applicable Laws.

Neither the Company nor its subsidiaries have received any written notice that any investigation or review by any Governmental Entity with respect to the Company Assets or the Business is pending or that any such investigation or review is contemplated. This Section 3.19 does not relate to matters with respect to Taxes, which are the subject of Section 3.15.

           3.20 Leasehold Interests/Real Property.

                     (a) All leasehold interests held by the Company or its subsidiaries are identified in Schedule 3.20(a). All leases listed in the schedule are valid, binding and in full force and effect and enforceable by the Company or its subsidiaries in accordance with their terms. All material obligations required to be performed by the Company or any of its subsidiaries to date under the leases have been performed, and Company and its subsidiaries are not (with or without the lapse of time or the giving of notice, or both) in breach or default in any material respect thereunder and, to the knowledge of the Company, no other party to any such lease is (with or without the lapse of time or the giving of notice, or both) in breach or default in any material respect thereunder. Neither the Company nor any of its subsidiaries has received notice of the intention of any party to terminate any lease listed in Schedule 3.20(a). Complete and correct copies of all leases listed in the Schedule, together with all modifications and amendments thereto, have been delivered to or made available for inspection by CBS.

                     (b) All real property owned by Company and its subsidiaries is identified in Schedule 3.20(b). The Company and its subsidiaries have good and marketable title to all such real property and such property is free and clear of all Liens.

           3.21 Labor Matters. Except as disclosed on Schedule 3.21, neither the Company nor its subsidiaries are subject to any suit, action or proceeding which is pending or, to the knowledge of Company, threatened, with respect to the Business, asserting that the Company or any of its subsidiaries have committed unfair labor practices (within the meaning of the National Labor Relations Act or applicable state statutes) or seeking to compel the Company or any of its subsidiaries to bargain with any labor organization as to the terms and conditions of employment. No strikes, lockout or other work stoppage or material labor dispute involving the Company or any of its subsidiaries and relating to the Business is pending or, to the knowledge of the Company, threatened, and there is no current petition, proceeding or similar activity involving any employees of the Company or any of its subsidiaries seeking to certify a collective bargaining unit or engaging in any organizational activity. Neither the Company nor any of its subsidiaries is a party to or bound by any collective bargaining agreement or other contract with a labor union or labor organization. Except as set forth on Schedule 3.21, the Company and its subsidiaries have complied in all material respects with all laws relating to employment, wages, hours, collective bargaining arrangements, payment of social security or similar Taxes, and no Person has asserted that the Company or any of its subsidiaries is liable for any arrears of wages, Taxes, or penalties for failure to comply with any of the foregoing.

           4. Representations and Warranties of CBS/Restrictions on Transfer Imposed by the Securities Act.

           4.1 Representations and Warranties by CBS. CBS represents, warrants, acknowledges and covenants to the Company as follows:

                     (a) Organization, Standing and Power. CBS is duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania and has full corporate power and authority and possesses all governmental franchises, licenses, permits, authorizations and approvals necessary to enable it to own, lease or otherwise hold its properties and assets and to conduct its businesses as presently conducted, other than such franchises, licenses, permits, authorizations and approvals, the lack of which, individually or in the aggregate, have not had and could not reasonably be expected to have a material adverse effect on the ability of CBS to perform its obligations under this Agreement and the Ancillary Agreements or to deliver the CBS Consideration and the other transactions contemplated hereby and thereby (a "CBS Material Adverse Effect").

                     (b) Authority; Execution and Delivery; Enforceability. CBS has full power and authority to execute this Agreement and the Ancillary Agreements to which it is a party and to consummate the transactions contemplated hereby and thereby. The execution and delivery by CBS of this Agreement and the Ancillary Agreements to which it is a party and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action. CBS has duly executed and delivered this Agreement and each Ancillary Agreement to which it is a party, and this Agreement and each Ancillary Agreement to which it is a party constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.

                     (c) No Conflicts; Consents. The execution and delivery by CBS of this Agreement and each Ancillary Agreement to which it is a party, and the consummation by it of the transactions contemplated hereby and thereby and compliance by CBS with the terms hereof and thereof do not conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under or result in the creation of any Lien upon any of the properties or assets of CBS or any of its subsidiaries under, any provision of (i) the certificate of incorporation or by-laws of CBS or any of its subsidiaries, (ii) any contract, agreement or instrument to which CBS or any of its subsidiaries is a party or by which any of their respective properties or assets is bound or (iii) any Judgment or Applicable Law applicable to CBS or any of its subsidiaries or their respective properties or assets, other than, in the case of clauses (ii) and (iii) above, any such items that, individually or in the aggregate, have not had and could not reasonably be expected to have a CBS Material Adverse Effect. Except as may be required by the H-S-R Act, no Consent of, or registration, declaration or filing with, any Governmental Entity is required to be obtained or made by or with respect to CBS or any of its subsidiaries in connection with the execution, delivery and performance of this Agreement or any Ancillary Agreement or the consummation by CBS of the transactions contemplated hereby and thereby or (B) the conduct by the Company of the Business following the Closing as conducted on the date hereof.

                     (d) Knowledge and Experience. CBS is an investor in securities of companies in the development stage and acknowledges that it is able to fend for itself, can bear the economic risk of its investment and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Shares. CBS has been furnished with and has had access to such information as CBS considered necessary to make an informed investment decision and determination as to the purchase of the Shares.

                     (e) Not Organized to Purchase. CBS has not been organized for the purpose of purchasing the Shares.

                     (f) Litigation. There is no action, suit or proceeding pending against CBS or, to CBS's knowledge, threatened against it, that questions the validity of this Agreement or the Ancillary Agreements or the right of CBS to enter into such agreements or to consummate the transactions contemplated hereby or thereby.

           4.2 Legends. Each certificate representing the Shares may be endorsed with the following legends:

                     (a) THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") AND ARE "RESTRICTED SECURITIES" WITHIN THE MEANING OF RULE 144 UNDER THE ACT. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED, EXCEPT
(i) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT FOR THE SHARES UNDER THE ACT, (ii) IN COMPLIANCE WITH THE RESALE LIMITATIONS OF RULE 144 UNDER THE ACT, OR (iii) PURSUANT TO AN APPLICABLE EXEMPTION FROM REGISTRATION UNDER THE ACT AND SUBJECT TO AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY, THAT SUCH REGISTRATION IS NOT REQUIRED AS TO SAID SALE, OFFER OR TRANSFER.

                     THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO AN AGREEMENT BETWEEN THE COMPANY AND THE HOLDER DATED _________ ___, 1999, THAT RESTRICTS THE SALE, ASSIGNMENT AND TRANSFER OF THE SECURITIES REPRESENTED HEREBY. A COPY OF SUCH AGREEMENT IS AVAILABLE, WITHOUT CHARGE, FROM THE SECRETARY OF THE COMPANY.

                     (b) Other Legends. Any other legends required by applicable state blue-sky laws.

                     (c) The Company need not register a transfer of legended Shares, and may also instruct its transfer agent not to register the transfer of the Shares, unless the conditions specified in each of the foregoing legends are satisfied.

           4.3 Removal of Legend and Transfer Restrictions. Any legend endorsed on a certificate pursuant to subsection 4.2(a) and/or 4.2(b) and the "stop transfer" instructions with respect to such legended securities shall be removed, and the Company shall issue a certificate without such legend to the holder of such securities (a) if such securities are registered and sold pursuant to an effective registration statement under the Securities Act and a prospectus meeting the requirements of Section 10 of the Securities Act is available and delivered in connection with such sale or (b) if such holder satisfies the requirements of Rule 144(k) and, where reasonably deemed necessary by the Company, provides the Company with an opinion of counsel (reasonably satisfactory to the Company) to the effect that such holder, meets the requirements of Rule 144(k) and a public sale, transfer or assignment of such Securities may be made without registration.

           4.4 Rule 144. CBS is aware of the adoption and requirements of Rule 144 by the SEC promulgated under the Securities Act, which permits limited public resales of securities acquired in a nonpublic offering, subject to the satisfaction of certain conditions. CBS understand that under Rule 144, the conditions include, among other things: the availability of certain current public information about the issuer and the resale occurring not less than one year after the party has purchased and fully paid for the securities to be sold, certain limitations on the volume of Shares to be offered and sold in any three-month period, certain requirements as to manner of resale and certain notice of sale filing requirements with the SEC.

           5.   Conditions to Closing.

           5.1 Conditions to CBS' Obligations. The obligations of CBS to purchase the Shares at the Closing are subject to the fulfillment to its satisfaction, on or prior to the Closing Date, of the following conditions, any of which may be waived by CBS in its sole discretion:

                     (a) Representations and Warranties Correct; Performance of Obligations. The representations and warranties made by the Company in Section 3 hereof that are subject to materiality qualifications shall be true and correct when made and shall be true and correct on the Closing Date with the same force and effect as if they had been made as of said date (except where they speak to a different date) or waived by CBS in its sole discretion. All other representations and warranties made by the Company in Section 3 hereof shall be true and correct in all material respects when made and shall be true and correct in all material respects on the Closing Date with the same force and effect as if they had been made as of said date (except where they speak to a different date) or waived by CBS in its sole discretion. The Company shall have performed all obligations and conditions herein required to be performed or observed by it.

                     (b) Consents and Waivers. The Company shall have obtained any and all consents, permits and waivers necessary or appropriate for consummation of the transactions contemplated by this Agreement, including, but not limited to, the expiration or early termination of any applicable waiting periods under the H-S-R Act.

                     (c) Board Approval. The board of directors of CBS shall have approved and authorized the transactions contemplated by this Agreement and the Ancillary Agreements.

                     (d) No Injunction or Restraints. No temporary restraining order, preliminary or permanent injunction or other legal restraint or prohibition preventing or materially restricting or altering the consummation of the transaction contemplated by this Agreement shall be in effect and there shall not be any pending action by or before any governmental authority challenging or seeking to restrain or prohibit or materially alter the consummation of the transactions contemplated by this Agreement in any material respect or seeking to obtain any damages from any of the parties in connection with the transactions contemplated by this Agreement.

                     (e) Shareholder Approval. The Company shall have received the approval of its shareholders for the issuance of the Shares to the extent required by the rules and regulations of the Nasdaq Stock Market.

                     (f) Investors' Rights Agreement. The Company shall have executed and delivered the Investor's Rights Agreement in the form attached as Exhibit C hereto.

                     (g) Advertising and Promotion Agreement; Content License Agreement. The Company shall have executed and delivered the Advertising and Promotion Agreement and the Content License Agreement in the forms attached as Exhibit A.

                     (h) Voting Agreement. The Company and the signatories identified in Schedule I to the Voting Agreement attached hereto as Exhibit D each shall have executed and delivered the Voting Agreement in the form attached hereto as Exhibit D.

                     (i) Waivers. The Company shall have obtained and delivered to CBS written waivers (i) by Mitchell Rubenstein of the provisions of Paragraph 6, Change of Control, of the Employment Agreement between Company and Mitchell Rubenstein dated July 1, 1993, as amended, including all of his rights and benefits thereunder and (ii) by Laurie S. Silvers of the provisions of Paragraph 6, Change of Control, of the Employment Agreement between the Company and Laurie
S. Silvers dated July 1, 1993, as amended, including all of her rights and benefits thereunder, each in the form attached hereto as Exhibit E.

                     (j) State Securities Law. The sale of the Shares shall have been qualified with applicable state's securities law, and evidence of all such qualifications shall have been furnished to CBS counsel.

                     (k) Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated by this Agreement at the Closing hereby and all documents and instruments incident to such transactions shall be reasonably satisfactory in substance and form to CBS and its counsel, and CBS and its counsel shall have received all such counterpart originals or certified or other copies of such documents as they may reasonably request.

           5.2 Conditions to Obligations of the Company. The obligations of the Company to sell and deliver the Shares and the Warrant at the Closing are subject to the fulfillment to its satisfaction, on or prior to the Closing Date, of the following conditions, any of which may be waived by the Company in its sole discretion:

                     (a) Representations and Warranties Correct; Performance of Obligations. The representations and warranties made by CBS in Section 4 hereof that are subject to materiality qualifications shall be true and correct when made and shall be true and correct on the Closing Date with the same force and effect as if they had been made as of said date (except where they speak to a different date) or waived by the Company in its sole discretion. All other representations and warranties made by CBS in Section 4 hereof shall be true and correct in all material respects when made and shall be true and correct in all material respects on the Closing Date with the same force and effect as if they had been made as of said date or waived by the Company in its sole discretion. CBS shall have performed all obligations and conditions herein required to be performed or observed by it.

                     (b) Consents and Waivers. CBS shall have obtained any and all consents, permits and waivers necessary or appropriate for consummation of the transactions contemplated by this Agreement, including, but not limited to, the expiration or early termination of any applicable waiting periods under the H-S-R Act.

                     (c) Board Approval. The board of directors of the Company shall have approved and authorized the transactions contemplated by this Agreement and the Ancillary Agreements.

                     (d) Advertising and Promotion Agreement; Content License Agreement. CBS shall have executed and delivered the Advertising and Promotion Agreement and the Content License Agreement in the forms attached as Exhibit A.

                     (e) Investors' Rights Agreement. CBS shall have executed and delivered the Investor's Rights Agreement in the form attached as Exhibit C hereto.

                     (f) Voting Agreement. CBS shall have executed and delivered the Voting Agreement in the form attached hereto as Exhibit D.

                     (g) Shareholder Approval. The Company shall have received the approval of its shareholders for the issuance of the Shares to the extent required by the rules and regulations of the Nasdaq Stock Market.

                     (h) No Injunction or Restraints. No temporary restraining order, preliminary or permanent injunction or other legal restraint or prohibition preventing or materially restricting or altering the consummation of the transaction contemplated by this Agreement shall be in effect and there shall not be any pending action by or before any governmental authority challenging or seeking to restrain or prohibit or materially alter the consummation of the transactions contemplated by this Agreement in any material respect or seeking to obtain any damages from any of the parties in connection with the transactions contemplated by this Agreement.

           6. Affirmative Covenants.

           6.1 The Company hereby covenants and agrees as follows:

                     (a) that as soon as reasonably practicable after the Closing Date, each of its employees shall enter into, and the Company will use reasonable efforts to prevent any employee from violating, a customary confidentiality and proprietary information agreement with the Company.

                     (b) that during the period from the date of this Agreement to the Closing Date, except as otherwise contemplated by this Agreement or the transactions contemplated hereby or as set forth in Schedule 6.1 hereto, the
Company:

                         (i) shall use its best efforts to conduct its business and operations in the ordinary course consistent with past practice; and

                         (ii) shall not and shall not allow its subsidiaries to
           (1) sell, license or dispose of any of its material properties or assets, except in the ordinary course of business; (2) make any loans, advances (other than advances in the ordinary course of business or advances to any affiliate thereof) or capital contributions to, or investments in, any other person; (3) make any change in any of its present accounting methods and practices, except as required by changes in GAAP; (4) make or authorize any capital expenditures exceeding $500,000 individually or $1,500,000 in the aggregate; (5) settle or compromise any material Tax liability, except as is consistent with past practice; (6) incur any indebtedness for borrowed money, other than from intercompany loans between the Company or any of its subsidiaries and any of its affiliates, issue any debt securities or assume, guarantee or endorse the obligations of any third parties or mortgage or encumber any of their respective properties or assets other than Permitted Liens or immaterial liens which do not restrict use or detract from value; (7) amend its articles of incorporation or by-laws, except to change the name of the Company to Hollywood.com, increase the number of shares of authorized Common Stock or as may be necessary to consummate the transactions contemplated by this Agreement and the Ancillary Agreements; (8) issue any New Securities (as defined in Section 6.2) without first complying with Section 6.2; (9) declare a stock dividend or split; (10) acquire or agree to acquire by merging or consolidating with or by purchasing the stock of, or a substantial portion of the assets of, or by any other manner, any business or corporation, partnership, association or other business or division thereof or otherwise acquire or agree to acquire any assets (other than in the ordinary course of business), except as contemplated by this Agreement; (11) knowingly take any action that would cause any of its representations and warranties to become untrue in any material respect; (12) enter into any written employment agreement with any employee providing for annual cash compensation in excess of $150,000 or increase in any material respect the compensation of any of the officers or other key employees of the Business, except for such increases as are granted in the ordinary course of business in accordance with its customary practices (which shall include normal periodic performance reviews and related compensation and benefit increases); (13) adopt, grant, extend or increase the rate or terms of any bonus, insurance, pension or other employee benefit plan, payment or arrangement made to, for, or with any such officers or employees of the Business, or any other benefits payable in any other form by the Company except increases required by applicable law, or increase in the ordinary course of business consistent with past practice; (14) consummate any registered public offering of Common Stock to be sold for the account of the Company; or (15) take, or agree to take, any of the foregoing actions.

                         (iii) shall (1) give CBS and its authorized representatives reasonable access to all books, records, personnel, offices and other facilities and properties of the Business and its accountants, (2) permit CBS to make such copies and inspections thereof as CBS may reasonably request and (3) cause the officers of the Company to furnish CBS with such financial and operating data and other information with respect to the business and properties of the Business as CBS may from time to time reasonably request; provided, however, that any such access shall be conducted at CBS's expense, at a reasonable time, under the supervision of the personnel of the Company and in such a manner as to maintain the confidentiality of this Agreement and the transactions contemplated hereby and not to interfere unreasonably with the normal operation of the business of the Company.

           6.2 Preemptive Rights

                     (a) General. CBS shall have the right to purchase the CBS Percentage of all (or any part) of any New Securities that the Company may from time to time issue during the period from the date of this Agreement to the Closing Date. Any such purchase shall be consummated by the Company and CBS on the Closing Date.

                     (b) New Securities. The term "New Securities" means any Common Stock or Derivative Securities issued by the Company in either a private placement or a registered public offering, but excluding (i) any shares of Common Stock issuable upon the conversion, exercise or exchange of Derivative Securities of the Company issued and in effect as of the date of this Agreement;
(ii) the issuance or sale by the Company of Common Stock or Derivative Securities to any directors, officers, employees, contractors, advisors or consultants of the Company or any of its subsidiaries provided such issuance or sale is pursuant to agreements or employee plans in the ordinary course of business of the Company consistent with past practice; (iii) up to 150,000 shares of Common Stock and/or Derivative Securities in the aggregate issued in connection with any equipment lease, real property lease or any similar financing transactions entered into in the ordinary course of business (other than any of the 394,466 shares of Common Stock currently held in escrow to secure lease obligations) or shares of Common Stock and/or Derivative Securities issued as collateral in connection with any loans, credit lines, guarantees of indebtedness or similar financing; or (iv) Common Stock and/or Derivative Securities issued by the Company in any arms'-length transaction whose primary purpose is to provide carriage to the websites operated by the Company, in an amount not to exceed, in the aggregate, 4.99% of the aggregate shares of Common Stock outstanding; or (v) any securities issuable as set forth in Schedule 6.2.

                     (c) Procedures. If the Company proposes to undertake an issuance of New Securities, it shall give CBS written notice of its intention to issue New Securities (the "Notice"), describing the type of New Securities and the price and the terms upon which the Company proposes to issue such New Securities. CBS shall have five business days from the date of delivery of any such Notice to agree in writing to purchase for cash the CBS Percentage of such New Securities for the price and upon the terms specified in the Notice by giving written notice to the Company and stating therein the quantity of New Securities to be purchased (not to exceed the CBS Percentage).

                     (d) Failure to Exercise. In the event that CBS fails to exercise such right to purchase within such five business day period, then the Company shall have 120 days thereafter to sell the New Securities specified in the Notice, at a price and upon general terms not more favorable to the purchasers thereof than specified in the Notice.

                     (e) CBS Percentage. For purposes of this Agreement, the term "CBS Percentage" shall mean, on any date of determination, that percentage determined by dividing (i) the number of Shares to be issued to CBS by the Company on the Closing Date, as determined pursuant to
Section 1.1 hereof, plus the number of Warrant Shares that CBS is then entitled to acquire pursuant to the Warrant by (ii) the total number of shares of Common Stock of the Company outstanding immediately prior to the issuance of New Securities (assuming issuance of the shares to CBS hereunder and pursuant to the Warrant) . The CBS Percentage shall in no event exceed 34.8%. For purposes of this Agreement, the term "Derivative Securities" means any options, warrants, rights, preferred stock or other securities that are convertible, exercisable or exchangeable into Common Stock or other capital stock of the Company that is entitled by its terms to vote generally in the election of directors of the Company.

           6.3 CBS shall take any and all reasonable efforts to obtain Board of Director approval and authorization of the transactions contemplated by this Agreement and the Ancillary Agreements within ten business days after the date of this Agreement.

           6.4 The Company shall use all reasonable efforts to file not later than 30 days after the date hereof, a proxy statement with the SEC seeking approval by the Company's shareholders of the issuance of Shares pursuant to this Agreement to the extent required by the rules and regulations of The Nasdaq Stock Market and, as soon as practicable after such proxy statement is "cleared" by the SEC, to disseminate such proxy statement to the Company's shareholders.

           7. Indemnification.

           7.1 Indemnification by the Company. The Company shall indemnify CBS and its respective officers, directors, employees, stockholders, agents and representatives against, and hold them harmless from, any loss, liability, claim, damage or expense (including reasonable legal fees and expenses) ("Losses"), as incurred (payable promptly upon written request), arising from, in connection with or otherwise with respect to:

                     (a) any breach of any representation or warranty of the Company contained in this Agreement, in any Ancillary Agreement or in any document delivered in connection herewith, determined without regard to any materiality or Material Adverse Effect qualification in such representation or warranty;

                     (b) any breach of any covenant of the Company contained in this Agreement or in any Ancillary Agreement;

                     (c) any fees, expenses or other payments incurred or owed by the Company to any brokers, financial advisors or comparable other persons retained or employed by it in connection with the transactions contemplated by this Agreement.

           7.2 Indemnification by CBS. CBS shall indemnify the Company and each of its respective affiliates and each of its respective officers, directors, employees, stockholders, agents and representatives against, and hold them harmless from, any Losses, as incurred (payable promptly upon written request), arising from, in connection with or otherwise with respect to:

                     (a) any breach of any representation or warranty of CBS contained in this Agreement or, in any Ancillary Agreement or in any document delivered in connection herewith, determined without regard to any materiality or Material Adverse Effect qualification in such representation or warranty;

                     (b) any breach of any covenant of CBS contained in this Agreement or in any Ancillary Agreement;

                     (c) any fees, expenses or other payments incurred or owed by CBS to any brokers, financial advisors or comparable other persons retained or employed by it in connection with the transactions contemplated by this Agreement.

           7.3 Calculation of Losses; Limitations. (a) The amount of any Loss for which indemnification is provided under this Section 7 shall be net of any amounts actually recovered by the Indemnified Party under insurance policies with respect to such Loss and shall be (i) increased to take account of any net Tax cost incurred by the Indemnified Party arising from the receipt of indemnity payments hereunder (grossed up for such increase) and (ii) reduced to take account of any net Tax benefit realized by the Indemnified Party arising from the incurrence or payment of any such Loss. In computing the amount of any such Tax cost or Tax benefit, the Indemnified Party shall be deemed to recognize all other items of income, gain, loss deduction or credit before recognizing any item arising from the receipt of any indemnity payment hereunder or the incurrence or payment of any indemnified Loss.

                     (b) Notwithstanding the foregoing, neither Party shall have any obligation to indemnify the other Party for Losses described under 7.1(a) or
7.2 (a) hereof until such other party shall incur, in the aggregate, Losses described under 7.1 (a) or 7.2 (a) hereof in excess of $1.5 million, and then only for Losses in excess of such amount.

           7.4 Termination of Indemnification. The obligations to indemnify and hold harmless any party, (i) pursuant to Section 7.1(a) or 7.2(a), shall terminate when the applicable representation or warranty terminates pursuant to
Section 8.3, (ii) pursuant to Section 7.1(b) or 7.2(b), shall terminate on the one-year anniversary of the Closing Date, and (iii) pursuant to the other clauses of Section 7.1 or 7.2 shall not terminate; provided, however, that such obligations to indemnify and hold harmless shall not terminate with respect to any item as to which the person to be indemnified shall have, before the expiration of the applicable period, previously made a claim by delivering a notice of such claim (stating in reasonable detail the basis of such claim) pursuant to Section 7.5 to the party to be providing the indemnification.

           7.5 Procedures.

                     (a) In order for a party (the "Indemnified Party"), to be entitled to any indemnification provided for under this Agreement in respect of, arising out of or involving a claim made by any person against the Indemnified Party (a "Third Party Claim"), such Indemnified Party must notify the party against whom indemnification is sought (the "Indemnifying Party"), in writing of the Third Party Claim promptly following receipt by such Indemnified Party of written notice of the Third Party Claim; provided, however, that failure to give such notification shall not affect the indemnification provided hereunder except to the extent the Indemnifying Party shall have been actually and materially prejudiced as a result of such failure. Thereafter, the Indemnified Party shall deliver to the Indemnifying Party, promptly following the Indemnified Party's receipt thereof, copies of all notices and documents (including court papers) received by the Indemnified Party relating to the Third Party Claim and not also addressed to the Indemnifying Party.

                     (b) If a Third Party Claim is made against an Indemnified Party, the Indemnifying Party shall be entitled to participate in the defense thereof and, if it so chooses, to assume the defense thereof with counsel selected by the Indemnifying Party; provided that such counsel is not reasonably objected to by the Indemnified Party. Should the Indemnifying Party so elect to assume the defense of a Third Party Claim, the Indemnifying Party shall not be liable to the Indemnified Party for any legal expenses subsequently incurred by the Indemnified Party in connection with the defense thereof unless the Indemnifying Party has failed to promptly assume the defense of a Third Party Claim after receipt of notice of the commencement thereof or if there are defenses available to the Indemnifying Party and the

Indemnified Party which are sufficiently disparate and several such that continued representation by one counsel (or firm of counsel) of both the Indemnifying and the Indemnified Parties would materially prejudice the assertion or prosecution of such defenses or otherwise result in a conflict of interest for such counsel. If the Indemnifying Party assumes such defense, the Indemnified Party shall have the right to participate in the defense thereof and to employ counsel, at its own expense, separate from the counsel employed by the Indemnifying Party, it being understood that the Indemnifying Party shall control such defense. If the Indemnifying Party chooses to defend or prosecute a Third Party Claim, all the Indemnified Parties shall cooperate in the defense or prosecution thereof. Such cooperation shall include the retention and (upon the Indemnifying Party's request) the provision to the Indemnifying Party of records and information that are reasonably relevant to such Third Party Claim, and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. Whether or not the Indemnifying Party assumes the defense of a Third Party Claim, the Indemnified Party shall not admit any liability with respect to, or settle, compromise or discharge, such Third Party Claim without the Indemnifying Party's prior written consent (which consent shall not be unreasonably withheld). If the Indemnifying Party assumes the defense of a Third Party Claim, the Indemnified Party shall agree to any settlement, compromise or discharge of a Third Party Claim that the Indemnifying Party may recommend and that by its terms obligates the Indemnifying Party to pay the full amount of the liability in connection with such Third Party Claim, which releases the Indemnified Party completely in connection with such Third Party Claim and that would not otherwise adversely affect the Indemnified Party. Notwithstanding the foregoing, the Indemnifying Party shall not be entitled to assume the defense of any Third Party Claim (and shall be liable for the fees and expenses of counsel incurred by the Indemnified Party in defending such Third Party Claim) if the Third Party Claim seeks an order, injunction or other equitable relief or relief for other than money damages against the Indemnified Party that the Indemnified Party reasonably determines, after conferring with its outside counsel, cannot be separated from any related claim for money damages. If such equitable relief or other relief portion of the Third Party Claim can be so separated from that for money damages, the Indemnifying Party shall be entitled to assume the defense of the portion relating to money damages.

                     (c) Other Claims. In the event any Indemnified Party should have a claim against any Indemnifying Party under Section 7.1 or 7.2 that does not involve a Third Party Claim being asserted against or sought to be collected from such Indemnified Party, the Indemnified Party shall deliver notice of such claim with reasonable promptness to the Indemnifying Party. The failure by any Indemnified Party so to notify the Indemnifying Party shall not relieve the Indemnifying Party from any liability that it may have to such Indemnified Party under Section 7.1 or 7.2, except to the extent that the Indemnifying Party demonstrates that it has been materially prejudiced by such failure. The Indemnifying Party and the Indemnified Party shall proceed in good faith to negotiate a resolution of such dispute and, if not resolved through negotiations, such dispute shall be resolved by litigation in an appropriate court of competent jurisdiction.

                     (d) Indemnification Payments. The Company may elect to make any payments due and owing to CBS pursuant to this Section 7 by agreeing to first reduce the amount of any advertising or promotion deliverable to the Company or any of its affiliates pursuant to the Advertising and Promotion Agreement by an amount equal to the amount of any payment due and owing to CBS, and if such amount has been exhausted, by agreeing to reduce the amount of any advertising revenues, additional advertising and promotion or content deliverable to the Company or any of its affiliates under the Content License Agreement by an amount equal to the amount of any payment due and owing to CBS.

           8. Miscellaneous


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


           8.1 Waivers and Amendments. Any amendment or modification to this Agreement or the rights of either party must be by the written agreement of the parties.

           8.2 Governing Law. This Agreement shall be governed in all respects by the laws of the State of New York as such laws are applied to agreements between New York residents entered into and to be performed entirely within New York.

           8.3 Survival. The representations and warranties made herein shall survive the Closing of the transactions contemplated hereby until the second anniversary of the Closing, notwithstanding any investigation made by CBS. All written statements as to factual matters contained in any certificate or other instrument delivered by or on behalf of any of the parties pursuant hereto or in connection with the transactions contemplated hereby shall be deemed to be representations and warranties by such party hereunder as of the date of such certificate or instrument.

           8.4 Assignments. This Agreement and the rights hereunder may not be assigned, transferred or conveyed without the prior written consent of the other party hereto, which consent may not be unreasonably withheld or delayed.

           8.5 No Third-Party Beneficiaries. This Agreement is for the sole benefit of the parties hereto and their permitted assigns and nothing herein expressed or implied shall give or be construed to give to any person or entity, other than the parties hereto and such assigns, any legal or equitable rights hereunder.

           8.6 Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the Parties hereto.

           8.7 Entire Agreement. This Agreement and the Ancillary Agreements delivered pursuant hereto constitute the full and entire understanding and agreement between the Parties with regard to the subjects hereof and thereof and they supersede, merge and render void every other prior written and/or oral understanding or agreement among or between the Parties hereto with respect to such subject matters.

           8.8 Notices, etc. All notices or other communications required or permitted to be given hereunder shall be in writing and shall be delivered by hand or sent, postage prepaid, by registered, certified or express mail or reputable overnight courier service and shall be deemed given when so delivered by hand, or if mailed, three days after mailing (one business day in the case of express mail or overnight courier service), as follows:

                    if to the Company, to:

                    Big Entertainment, Inc.
                    2255 Glades Road, Suite 237 W
                    Boca Raton, Florida, 33431-7383
                    Attention:  Mitchell Rubenstein, Chief Executive Officer

          with a copy to:

                    W. Robert Shearer, General Counsel
                    Big Entertainment, Inc.
                    2255 Glades Road, Suite 237 W
                    Boca Raton, Florida, 33431-7383
         with a copy (which shall not constitute notice pursuant to this Section 8.8), to:

                   Greenberg Traurig
                   MetLife Building, 15th Floor
                   200 Park Avenue
                   New York, New York  10166

                   Attention:  Clifford E. Neimeth, Esq.

                   if to CBS, to:

                   CBS Corporation
                   51 West 52nd Street
                   New York, NY 10019

                   Attention:  Fredric G. Reynolds, Executive Vice President
                               and  Chief Financial Officer

         with a copy to:

                   CBS Corporation
                   51 West 52nd Street
                   New York, NY 10019

                   Attention:  Louis J. Briskman, Executive Vice President and
                               General Counsel

           8.9 Severability. In case any provision of this Agreement shall be found by a court of law of competent jurisdiction to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.

           8.10 Finder's Fees and Other Fees. (a) The Company (i) represents and warrants that other than the engagement of Wasserstein Perella & Co., Inc. the cost of which engagement the Company agrees to exclusively pay in full, it has retained no finder or broker in connection with the transactions contemplated by this Agreement and, (ii) hereby agrees to indemnify and to hold CBS harmless from and against any liability for commission or compensation in the nature of a finder's fee to any broker or other person or firm (and the costs and expenses of defending against such liability or asserted liability) for which the Company, or any of the employees or representatives is responsible.

                     (b) CBS (i) represents and warrants that it has retained no finder or broker in connection with the transactions contemplated by this Agreement and (ii) hereby agrees to indemnify and to hold the Company harmless from and against any liability for any commission or compensation in the nature of a finder's fee to any broker or other person or firm (and the costs and expenses of defending against such liability or asserted liability) for which CBS or any of its employees or representatives is responsible.

                     (c) The Company and CBS shall each bear their own expenses and legal fees in connection with the consummation of this transaction.

           8.11 Titles and Subtitles. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

           8.12 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

           8.13 Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to the Company or to CBS, as the case may be, shall impair any such right, power or remedy of the Company or CBS, nor shall it be construed to be a waiver of any breach or default under this Agreement, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any delay or omission to exercise any right, power or remedy or any waiver of any single breach or default be deemed a waiver of any other right, power or remedy or breach or default theretofore or thereafter occurring. All remedies, either under this Agreement, or by law otherwise afforded to the Company or CBS, as the case may be, shall be cumulative and not alternative.

           8.14 Knowledge Whenever any representation or warranty of the Company contained in this Agreement or in any schedule, exhibit or other document delivered in connection with this Agreement is qualified to the "knowledge" of the Company, such qualification shall mean the actual knowledge, after due inquiry, of Mitchell Rubenstein, Laurie S. Silvers, W. Robert Shearer and Eric Soto.

IN WITNESS WHEREOF, the Parties hereby have duly executed and delivered this Stock Purchase Agreement effective as of the date first above written.



                        CBS CORPORATION



                        By:   /s/ Frederic G. Reynolds
                              ----------------------------------
                              Fredric G. Reynolds
                        Its:  Executive Vice President and Chief
                              Financial Officer


                        BIG ENTERTAINMENT, INC.



                        By:  /s/ Mitchell Rubenstein
                             ------------------------------------
                             Mitchell Rubenstein
                        Its: Chief Executive Officer



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